Exhibit 10.1
SEPARATION AND RELEASE AGREEMENT
THIS SEPARATION AND RELEASE AGREEMENT (“Agreement”) is made and entered into effective August 2, 2024 (the “Effective Date”), between Ghost Management Group, LLC, a Delaware limited liability company, and its owners, officers, directors, shareholders, employees, agents, assigns, representatives, affiliates, parents, subsidiaries and successors in interest (collectively, the “Company”), on the one hand, and Duncan Grazier, an individual (“Employee”), on the other hand. Each of the Company and Employee may be referred to individually as a “Party” and collectively as the “Parties.”
Recitals
WHEREAS, Employee is an at-will employee of the Company, serving in the role of Chief Technology Officer.
WHEREAS, on July 17, 2024, Employee formally notified the Company of his intent to voluntarily resign as Chief Technology Officer.
WHEREAS, the Company would like to retain the services of Employee in a continued employment relationship with the title of Special Advisor for a fixed period of time to facilitate a transition of the Chief Technology Officer role, and Employee is amenable to such a position.
WHEREAS, the Company and Employee agree that July 31, 2024 (the “CTO Resignation Date”) shall be Employee’s last day in the role as the Company’s Chief Technology Officer and thereafter he shall remain as an employee with the title of Special Advisor until October 31, 2024 (the “Separation Date”), at which point Employee’s employment with the Company shall terminate.
WHEREAS, the Company and Employee also wish to effectuate a release of any and all claims that Employee holds against the Company and to resolve all controversies and disputes as hereinafter set forth.
NOW, THEREFORE, in consideration of the Recitals, covenants and representations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
Agreement
1.Transition to Special Advisor and Termination of Employment.
(a)Commencing on the CTO Resignation Date and continuing through the Separation Date (the “Advising Period”), Employee shall remain employed with the Company on an “at-will” basis with the title of Special Advisor, assisting the Company in the transition of the Chief Technology Officer role. The Company and Employee both acknowledge and agree that during the Advising Period, Employee is free to take on additional outside work or employment, including in a project, consulting or full-time role; provided, that any outside work is accepted by Employee and provided (i) in Employee’s individual capacity and not as a representative of the Company, and (ii) subject to the Company’s Confidential Information, Non-Solicitation and Inventions Assignment Agreement (or similar document) signed by Employee as a condition of his employment with the Company, as well as Employee’s obligations pursuant to this Agreement, including the confidentiality obligations in Section 10. As consideration for Employee’s Release of Claims in Section 4 and subject to the terms of this Agreement, (x) Employee will continue to be paid his regular salary on the Company’s normal payroll dates during the Advising Period, and (y) his health insurance benefits will be maintained

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by the Company given Employee’s continued status as an active “at-will” employee. Except as stated in this Section 1(a) or as otherwise expressly set forth in the Award Agreements (as defined below), during the Advising Period Employee will not be eligible for any other wages, payments, bonuses, incentives, or benefits (including sick leave or accrual of vacation time), including (a) the Participation Agreement (as defined below), or (b) any other established and/or existing Company or executive bonus program, during the Advising Period. In the event Employee breaches any provision of this Agreement during the Advising Period, the Company will immediately cease providing the payments and benefits stated in this Section 1(a), and process Employee’s separation of employment and Employee will not be entitled to any further payments or benefits under this Agreement. Nothing in this Section 1(a) shall be construed or interpreted to create an employment relationship for a specific length of time or any right to continued employment, or any limit on the discretion of the Company to modify terms and conditions of employment and Employee’s continued employment relationship will be on an “at-will” basis.
(b)Unless terminated sooner, Employee’s “at-will” employment with the Company in all capacities will automatically terminate effective as of the Separation Date. Employee acknowledges that Employee has received all wages, benefits and other amounts due up to the first day of the Advising Period, including without limitation any and all wages, compensation, vacation, sick leave, overtime, commissions, options, bonuses, profit sharing, benefits, insurance, or any other form of payment. Employee acknowledges that payment of Employee’s final wages, including vacation pay, was not conditioned on Employee signing this Agreement.
2.Severance Payments. Although the Company has no severance plan or policy relating to voluntary resignations and has no obligation to provide Employee severance or other payment following his voluntary resignation of employment, in consideration for this Agreement, the Company agrees to make the Severance Payment (as defined below) to Employee in accordance with the terms of this Agreement. As a condition precedent to receiving the Severance Payment, within two (2) business days after the Separation Date, shall sign a general release of claims in the form attached hereto as Exhibit A (the “Post Separation Release”). Employee agrees and acknowledges that, except as set forth in this Agreement and the Award Agreements (as defined below), as of the Separation Date Employee will not be entitled to any other compensation, severance, bonus, incentive fee, incentive allocation, management fee or any other payment or benefit or any equity grant whatsoever in nature from the Company or any of the affiliated companies (collectively, the “Company Entities”), including (a) the Participation Agreement (as defined below), or (b) any other established and/or existing Company or executive bonus programs. Without limiting the foregoing and notwithstanding anything in any employment offer letter or equity award agreement, in each case, between Employee, on the one hand, and the Company or WM Holding Company, LLC, a Delaware limited liability company (“WM Holding”), WM Technology, Inc., a Delaware corporation (“WM Tech”), or any other Company Entity, on the other hand, Employee acknowledges and agrees that (i) except as set forth in the last paragraph of Section 4 below, Employee has no right to any units, securities, equity, profits interests or other ownership interests with respect to any of the Company Entities (including, without limitation, the Company and WM Holding), and (ii) Employee has no right (contractual or otherwise) to acquire any units, securities, equity, profits interests or other ownership interests with respect to any of the Company Entities (including, without limitation, the Company and WM Holding).
(a)The Company shall pay to Employee an amount equal to Four Hundred Seventy-Eight Thousand One Hundred Twenty-Five Dollars ($478,125), less any applicable taxes, deductions and withholdings (the “Severance Payment”), and, if and for so long as Employee enrolls in COBRA, pay directly Employee’s COBRA premium for health insurance for nine (9) month(s), covering health insurance (the “Severance Insurance Benefit”) for the period of November 1, 2024 through July

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31, 2025 (the “Retention Period”). The Severance Payment shall be made in equal installments over the pay periods on the Company’s normal payroll dates between November 1, 2024 and July 31, 2025, starting on the payroll date for the pay period encompassing the Separation Date (the “Severance Payment Period”). Notwithstanding anything to the contrary herein, the Company shall have the right to prepay all or any portion of the Severance Payment at any time to Employee prior to the end of the Severance Payment Period. The Company will not enroll Employee in COBRA and Employee will be fully responsible for completing any paperwork necessary for COBRA enrollment. Employee acknowledges and agrees that Employee will promptly notify the Company if Employee acquires alternative health insurance coverage at any point during the Retention Period, in which case, the Company will cease providing health insurance benefits to Employee.
(b)The Company has allowed Employee to remain covered by the Company’s employer-provided health insurance policies until the end of the calendar month during which the Separation Date occurs (e.g., for a May 5 Separation Date, Employee will remain covered by the Company’s health insurance through May 31). Thereafter, subject to the Severance Insurance Benefit described above, Employee will no longer be entitled to participate in any Company benefit plan, and the Company shall provide Employee notice regarding Employee’s right to continue Employee’s healthcare coverage pursuant to COBRA.
3.Return of All Company Materials. Employee hereby certifies that as of the CTO Resignation Date, Employee has returned to the Company all Company records, documents, electronically stored information, and tangible embodiments of such, prepared by Employee or coming into Employee’s possession by virtue of Employee’s employment with the Company. To the extent Employee is unable to return such materials that are in a digital form, Employee shall remove all copies of such digital material and certify the destruction or deletion of such digital copies. Employee further certifies that Employee has returned to the Company all property of the Company, including but not limited to pagers, keys, key cards, cellular phones, credit cards, personal and laptop computers, and other electronic equipment. Employee agrees that should Employee at any future time discover additional items of property belonging to the Company, Employee will promptly return such property to the Company.
4.General Release. Except as to such rights or claims as may be created by this Agreement, Employee and Employee’s respective heirs, administrators, successors in interest, assigns and agents, hereby release and forever discharge the Company and its current and former officers, directors, shareholders, employees, representatives, attorneys, agents, members, trustees, administrators, owners, partners, insurers, fiduciaries, subsidiaries, parent companies, affiliates, related entities, assigns, predecessors and successors in interest,  jointly and severally (referred to collectively hereafter as the “Releasees”), from any and all claims, demands, liabilities, suits, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, penalties, interest, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent (referred to collectively hereafter as “Claim” or “Claims”), which Employee has at any time owned or held up to and including the date Employee signs this Agreement, including, and without limiting the generality of the foregoing, any and all Claims arising out of, connected with, or relating to:  (1) Employee’s employment with the Company or the termination of that employment; (2) any act or omission by or on the part of any of the Releasees; (3) any alleged violation of California Labor Code, applicable California Wage Order, Fair Labor Standards Act, or the Consolidated Omnibus Budget Reconciliation Act (COBRA), as amended; (4) any Claim arising under the Labor Code Private Attorneys General Act (PAGA), Labor Code §§ 2699, et seq.; (5) any  federal, state or local law regulating compensation, salaries, wages, meal periods, rest periods, itemized wage statements, pay stubs or payroll

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records, hours, bonuses, commissions, overtime, benefits, monies, pay, allowances, benefits, sick pay, severance pay, retention pay or benefits, paid leave benefits, vacation pay, penalties, interest or damages; (6) any Claim for violation of any federal, state or local law or regulation prohibiting discrimination, harassment or retaliation of any kind; (7) breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, misrepresentation, defamation, trespass, conversion, interference with prospective economic advantage, and invasion of privacy; and (8) that certain Participation Agreement, executed June 12, 2023 by and between WM Tech and Employee (the “Participation Agreement”); (9) any other established and/or existing Company or executive bonus programs and (10) any Claim for attorneys’ fees, costs or expenses.  The foregoing general release does not apply to any Claim that cannot be released as a matter of law, as well as those obligations set forth in that certain Indemnification Agreement, dated December 5, 2022, by and between WM Tech and Employee.  Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency.
Employee agrees that the release provided by this Agreement applies to any Claims brought by any person or agency on behalf of Employee or any class action, representative action or collective action pursuant to which Employee may have any right or benefit.  Employee agrees not to participate in any class action, representative action or collective action that may include or encompass any of the Claims released by this Agreement.  With respect to any Claims released by this Agreement, Employee further agrees not to accept any recovery or benefit that may be obtained on Employee’s behalf by any other person or agency or in any class action, representative action or collective action, and does hereby assign any such recovery or benefit to the Company.  In addition, Employee agrees that in the event Employee receives any notice from any claims administrator, attorney, law firm or other person purporting to represent Employee or any class or group which includes Employee, and such notice references any lawsuit or threatened lawsuit against the Company or any of the Releasees that encompasses any of the Claims released by this Agreement, Employee will promptly notify such claims administrator, attorney, law firm, or other person that Employee does not wish to participate in and specifically “opts out” of any class action, representative action or collective action against the Company or any of the Releasees.  Finally, by signing this Agreement, Employee acknowledges and agrees that with respect to any Claims released by this Agreement, Employee is not an “aggrieved employee,” as that term is defined by PAGA.

Notwithstanding anything to the contrary herein, the foregoing release shall not cover, and Employee does not release, any rights of Employee: (a) under this Agreement; (b) the Equity Award Exchange Notification, dated as of June 16, 2021, relating to your Class P Units (the “Class P Unit Award Agreement”), issued by WM Holding, or any rights of Employee as a Class P Unit of WM Holding under the Certificate of Formation or the Fourth Amended and Restated Operating Agreement of WM Holding, dated as of June 16, 2021 (as the same may be amended and/or restated from time to time) (the “Amended and Restated LLC Agreement”); or (c) the RSU Award Grant Notices, dated as of August 30, 2021, March 1, 2022, March 1, 2022 and September 30, 2023 (collectively the “RSU Award Agreement” and collectively with the Class P Unit Award Agreement, the “Award Agreements”), between Employee and WM Tech, or any rights of Employee as an RSU holder of WM Tech under the 2021 Equity Incentive Plan as may be amended, restated, supplemented, or otherwise modified from time to time of WM Tech, dated as of June 16, 2021 (the “RSU Plan”). Employee acknowledges and agrees that Employee: (i) will own one hundred twenty-three thousand nine hundred fifty-four (123,954) vested Class P Units of WM Holding as of the Separation Date, all of which are retained by Employee following the Separation Date pursuant and subject to the Class P Unit Award Agreement, the Amended and Restated LLC Agreement and the WM Holding Third Amended and Restated Equity Incentive Plan,

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dated as of August 15, 2018 as may be amended, restated, supplemented, or otherwise modified from time to time (the “WM Holding Plan” and collectively with the RSU Plan, the “Plans”), and that Employee forfeits all Class P Units granted to Employee under the Class P Unit Award Agreement and which are unvested as of the Separation Date pursuant to the terms of the Class P Unit Award Agreement, the Amended and Restated LLC Agreement, and the WM Holding Plan. Employee acknowledges and agrees that three hundred ninety thousand six hundred twenty-four (390,624) of the RSUs granted under the RSU Award Agreement will be vested as of the Separation Date and Employee will own the shares of WM Tech Class A Common Stock issued upon settlement of those vested RSUs (subject to sell-to-cover transactions and any other transactions initiated by the Employee), all of which will be retained by Employee following the Separation Date pursuant and subject to the RSU Award Agreement and the Plan, and that Employee forfeits all RSUs granted to Employee under the RSU Award Agreement and which will be unvested as of the Separation Date pursuant to the terms of the RSU Award Agreement and the Plan.

5.Release of All Unknown Claims. The general release above is intended to be a full and final release covering all unsuspected, unknown, undisclosed and unanticipated Claims which may have arisen, or may arise, from any act or omission up to and including the date Employee signs this Agreement, and which arise out of or are related, directly or indirectly, to the dealings between the Parties or any matters described in this Agreement. Employee, and on behalf of anyone or any entity claiming through Employee, each waive any and all rights or benefits which they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Notwithstanding the provision of Section 1542, and for the purpose of implementing a full and complete release and discharge, Employee expressly acknowledges that the general release above is intended to include and does include in its effect, without limitation, all Claims which Employee does not know or suspect to exist in Employee’s favor against any of the Releasees up to and including the date Employee signs this Agreement and that the release in this Agreement expressly contemplates the extinguishment of all such Claims.
6.No Admissions. Neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of either Party, nor shall they be admissible as evidence in any proceeding other than for the enforcement of this Agreement.
7.Covenant Not to Sue. Employee has not and will not directly or indirectly institute any legal action against the Releasees based upon, arising out of, or relating to any Claims released herein (including Exhibit A). Employee has not and will not directly or indirectly encourage and/or solicit any third party to institute any legal action against the Releasees.
8.Intellectual Property of the Company. As additional consideration for the execution and delivery of this Agreement to the extent not already obligated to do so with respect to the Company

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and without limitation to any other agreement Employee has with the Company with respect to the following matters:
(a)    Employee agrees to disclose in writing to the Company all source code, passwords, inventions, products, designs, drawings, notes, information, documentation, improvements, works of authorship, processes, techniques, know-how, technical specifications, hardware, computer programs, databases, user interfaces, encoding techniques, and other materials or innovations of any kind that Employee has made, conceived, developed or reduced to practice, alone or jointly with others, in connection with Employee’s term of service to the Company prior to the CTO Resignation Date or that resulted from or that related thereto, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark or other legal protection (“Innovations”).
(b)    Employee and the Company agree that, to the fullest extent legally possible, all Innovations (as defined in Section 8(a)) will be “works for hire” as that term is defined in Section 101 of the 1976 Copyright Act, and shall be owned exclusively by the Company. Employee agrees that, regardless of whether the Innovations are legally works for hire, all Innovations will be the sole and exclusive property of the Company. Employee hereby irrevocably transfers and assigns to the Company, and agrees to irrevocably transfer and assign to the Company, all of Employee’s right, title and interest in and to the Innovations, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights therein (collectively, “Intellectual Property Rights”). At the Company’s request and expense, during and after the term of this Agreement, Employee will assist and cooperate with the Company in all respects and will execute documents (including, without limitation, assignments as to any Intellectual Property Rights which become the property of the Company pursuant to this Section 8) and, subject to the reasonable availability of Employee, will give testimony and take such further acts reasonably requested by the Company to enable the Company to acquire, transfer, maintain, perfect and enforce its Intellectual Property Rights and other legal protections for the Innovations. Employee hereby appoints the Company as attorney-in-fact to execute documents on behalf of Employee for this limited purpose.
(c)    Employee hereby irrevocably transfers and assigns to the Company, and agrees to irrevocably transfer and assign to the Company, and waives and agrees never to assert, any and all Moral Rights (as defined below) that Employee may have in or with respect to any Innovation, during and after the term of this Agreement. “Moral Rights” mean any rights to claim authorship of an Innovation (as defined in Section 8(a)), to object to or prevent the modification or destruction of any Innovation, to withdraw from circulation or control the publication or distribution of any Innovation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”
(d)    To the extent that Employee owns or controls any patent rights, copyright rights, mask work rights, trade secret rights, or any other intellectual property or proprietary rights that block or interfere with the rights assigned to the Company under this Agreement (collectively, “Related Rights”), Employee hereby grants or will cause to be granted to the Company a non-exclusive, royalty-free, irrevocable, worldwide license to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable the Company to exercise all of the rights assigned to the Company under this Agreement.

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9.Cooperation. Employee agrees to cooperate with the Company and make himself generally available to the Company in connection with disputes between the Company and third parties. This cooperation may include, but is not limited to, conferring with and assisting the Company in preparatory work in litigation matters, providing factual information to the Company, and giving depositions and testimony in judicial and administrative proceedings. Employee agrees that Employee will not be paid by the Company for Employee’s cooperation, however, Company agrees to pay or reimburse Employee, as applicable, for all travel, accommodation or other reasonable out-of-pocket expenses, including for mileage at the then-applicable Internal Revenue Service rate, that Employee incurs in providing such cooperation (provided such expenses shall be pre-approved by Company). Employee further agrees to make himself available on a reasonable basis with respect to any outstanding legal, business or strategic matters as necessary following the Effective Date and Company agrees to reasonably accommodate Employee’s scheduling needs with respect thereto.
10.Confidentiality. Except as otherwise prohibited by law, Employee agrees that neither Employee nor any of Employee’s agents or representatives will disclose, disseminate and/or publicize, or cause or permit to be disclosed, disseminated or publicized, any attorney client privileged information, attorney work product, confidential information or trade secrets of the Company, the existence of this Agreement or the Award Agreements, any of the terms of this Agreement or the Award Agreements, or any claims or allegations which Employee could have made or asserted against the Company, to any person, corporation, association or governmental agency or other entity except: (a) to the extent necessary to report income to appropriate taxing authorities; (b) to members of Employee’s immediate family; (c) to the extent permitted by federal, state, and/or local laws (such as the National Labor Relations Act, the Securities Exchange Act of 1934, and any other applicable law(s)), without notice to, or approval from, the Company; (d) in response to an order of a court of competent jurisdiction or subpoena issued under the authority thereof; (e) to Employee’s legal, financial or tax advisors; or (f) in response to any inquiry or subpoena issued by a state or federal governmental agency; provided, however, that notice of receipt of such judicial order or subpoena shall be immediately communicated by Employee to the Company telephonically, and confirmed immediately thereafter in writing, so that the Company will have the opportunity to assert what rights it has to non-disclosure prior to Employee’s response to the order, inquiry or subpoena. Should Employee disclose to Employee’s immediate family members or advisors any of the terms this Agreement, Employee will advise them that they are under the same obligation of confidentiality as described in this Section. Employee also agrees not to disclose any confidential or proprietary information pertaining to the business of the Company and/or its customers. For the avoidance of doubt, the confidentiality obligations of this Section shall extend to any information Employee has with respect to the businesses or activities of the Company Entities and any prospective opportunities which such equity holders have discussed or considered pursuing as well as any information received from any actual or potential customers of the Company.
Any violation of the confidentiality provision contained in this Agreement by Employee shall be considered a material breach of this Agreement.

11.Non-Disparagement. Employee agrees that for a term of one (1) year from the Separation Date, Employee will not make any disloyal, reckless, or maliciously untrue comments (whether verbally or in writing) to any third party concerning the Company Entities, or any of their current and former officers, directors, shareholders, employees, representatives, attorneys and agents, as well as their predecessors, parents, subsidiaries, affiliates, divisions, and successors-in-interest. The foregoing shall not apply to any communication or disclosure to the extent required to institute any proceedings to enforce the terms of this Agreement. The Company will respond to any inquiries about Employee’s employment by providing only Employee’s dates of employment, job title, and, if authorized

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by Employee in writing, Employee’s last rate of pay. Employee will direct all such inquiries only to the Company’s People Operations Department.

12.Unimpeded Actions and Activities. Nothing in this Agreement (including Exhibit A) shall be construed to prevent or limit Employee from: (a) discussing or disclosing information about unlawful acts in the workplace, including, but not limited to, harassment or discrimination or any other conduct that Employee has reason to believe is unlawful; (b) engaging in any activity protected by the National Labor Relations Act; (c) making a report to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934; (d) communicating with any other federal, state or local government agency; (e) filing a charge with any federal, state or local agency; or (f) participating, testifying and/or assisting in any investigation, hearing or other proceeding before any federal, state or local agency or brought by any federal, state or local agency.

13.Right to an Attorney; Time to Consider. Employee acknowledges and agrees that Employee has had seven (7) days to consider this Agreement and to consult with counsel, and the Company has advised Employee of Employee’s right to do so. To the extent that Employee has taken less than seven (7) days to consider this Agreement, Employee acknowledges that Employee has had sufficient time to consider the Agreement and to consult with counsel and that Employee did not desire additional time.

14.Cancellation and Repayment of Severance Payment. In the event of breach of this Agreement by Employee, including, but not limited to, the confidentiality and non-disparagement provisions during the period that begins on the Effective Date, then in addition to any remedies available to the Company at law or equity, the Company shall be immediately entitled to withhold any and all payments owed to Employee or owed to cover COBRA premiums pursuant to Section 2 of this Agreement and Employee agrees to promptly return to Company the full monetary value of the Severance Payment and Severance Insurance Benefit in Section 2 that was received by Employee and to indemnify and hold harmless the Releasees for and against any and all costs, losses, or liability whatsoever, including reasonable attorneys’ fees, caused by Employee’s breach of this Agreement. Furthermore, Employee agrees that the return or obligation to return the amount of the Severance Payment and Severance Insurance Benefit referenced in Section 2 above to Company will not abrogate or affect in any way Employee’s full release of any and all Claims against the Releasees. Employee acknowledges and agrees that the provisions contained in this Section 14 are reasonable and necessary for the protection of the Company’s legitimate business interests, and further agrees not to challenge the reasonableness of such restrictions.
15.Section 409A of the Code. While the tax treatment of the payments provided under this Agreement is not warranted or guaranteed, it is intended that such payments shall either be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. This Agreement shall be construed, administered and governed in a manner that effects such intent.
16.Waiver and Modification. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect either the validity of this Agreement or the right of any Party to enforce the Agreement. This Agreement may be modified or amended only by a written agreement executed by Employee and the Company.
17.Severability and Savings Provision. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full

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force and effect. Additionally, in the event that any portion of this Agreement is deemed void or unenforceable, the Parties will be excused from performing that portion of the Agreement.
18.Entire Agreement. This Agreement constitutes the entire agreement between Employee and the Company and supersedes and cancels all prior agreements, oral or written, if any, between Employee and the Company, except that this Agreement does not alter, modify, or impact any pre-existing confidentiality provisions and restrictive covenants between the Parties, nor does it affect Employee’s obligation to comply with those provisions and covenants.
19.Arbitration.  The Parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement to private and confidential arbitration by a single neutral arbitrator through Judicial Arbitration and Mediation Services, Inc. (“JAMS”).  This arbitration provision covers all claims that Employee may have against Company, or that Company may have against Employee.  The JAMS Streamlined Arbitration Rules & Procedures in effect at the time the claim or dispute is arbitrated will govern the procedure for the arbitration proceedings between the Parties.  The arbitration shall take place in Orange County, California.  The arbitrator in this matter shall not have the power to modify any of the provisions of this Agreement.  The decision of the arbitrator shall be final and binding on all Parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction.  The arbitrator’s decision must be in writing and contain sufficient detail to reveal the essential factual findings and legal conclusions on which the decision is based. Company shall initially advance the arbitrator’s fee and all costs of services provided by the arbitrator and arbitration organization.  However, the arbitrator’s fee and all costs of services provided by the arbitration organization, as well as reasonable attorneys’ fees and recoverable costs, shall be paid as the arbitrator or court awards in accordance with applicable law.  The Parties hereby waive any right to a jury trial on any dispute or claim covered by this Agreement.
20.Governing Law. This Agreement shall be construed in accordance with, and be governed by the laws of the State of California, both procedural and substantive.

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PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

The undersigned have carefully read this Agreement and understand that it contains a release of known and unknown claims. The undersigned acknowledge and agree to all of the terms and conditions of this Agreement. The undersigned further acknowledge that they are entering into this Agreement voluntarily as of the Effective Date with a full understanding of its terms.

     /s/ Duncan Grazier
        Duncan Grazier

Ghost Management Group, LLC

By: /s/ Doug Francis
Doug Francis
Its Authorized Signatory

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EXHIBIT A

Post Separation Release

1.Consideration. Employee acknowledges that the Severance Payment as set forth in paragraph 2 of the Separation and Release Agreement, dated August 2, 2024 (the “Agreement”) entered into by and between Duncan Grazier (“Employee”), and Ghost Management Group, LLC (the “Company”), is sufficient consideration for the release contained in this Exhibit A (this Exhibit A is referred to hereafter as the “Post Separation Release”), and that Employee must sign this Post Separation Release as a condition for receipt of the Severance Payment. Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Agreement.
2.Termination of Employment. Employee’s employment with the Company in all capacities has been terminated effective as of the Separation Date. Employee acknowledges that Employee has received all wages, benefits and other amounts due up to the Separation Date, including without limitation any and all wages, compensation, vacation, sick leave, overtime, commissions, options, bonuses, profit sharing, benefits, insurance, or any other form of payment. Employee acknowledges that payment of Employee’s final wages, including vacation pay, was not conditioned on Employee signing the Agreement or this Post Separation Release.

3.Return of All Company Materials. Employee hereby certifies that as of the Separation Date, Employee has returned to the Company all Company records, documents, electronically stored information, and tangible embodiments of such, prepared by Employee or coming into Employee’s possession by virtue of Employee’s employment with the Company. To the extent Employee is unable to return such materials that are in a digital form, Employee shall remove all copies of such digital material and certify the destruction or deletion of such digital copies. Employee further certifies that Employee has returned to the Company all property of the Company, including but not limited to pagers, keys, key cards, cellular phones, credit cards, personal and laptop computers, and other electronic equipment. Employee agrees that should Employee at any future time discover additional items of property belonging to the Company, Employee will promptly return such property to the Company.
4.General Release. Except as to such rights or claims as may be created by this Post Separation Release, Employee and Employee’s respective heirs, administrators, successors in interest, assigns and agents, hereby release and forever discharge the Company and its current and former officers, directors, shareholders, employees, representatives, attorneys, agents, members, trustees, administrators, owners, partners, insurers, fiduciaries, subsidiaries, parent companies, affiliates, related entities, assigns, predecessors and successors in interest,  jointly and severally (referred to collectively hereafter as the “Releasees”), from any and all claims, demands, liabilities, suits, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, penalties, interest, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent (referred to collectively hereafter as “Claim” or “Claims”), which Employee has at any time owned or held up to and including the date Employee signs this Post Separation Release, including, and without limiting the generality of the foregoing, any and all Claims arising out of, connected with, or relating to:  (1) Employee’s employment with the Company or the termination of that employment; (2) any act or omission by or on the part of any of the Releasees; (3) any alleged violation of California Labor Code, applicable California Wage Order, Fair Labor Standards Act, or the Consolidated Omnibus Budget Reconciliation Act (COBRA), as amended; (4) any Claim arising under the Labor Code Private Attorneys General Act (PAGA), Labor Code §§ 2699, et seq.; (5) any  federal, state or local law regulating compensation, salaries, wages, meal periods, rest periods, itemized wage statements, pay stubs

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or payroll records, hours, bonuses, commissions, overtime, benefits, monies, pay, allowances, benefits, sick pay, severance pay, retention pay or benefits, paid leave benefits, vacation pay, penalties, interest or damages; (6) any Claim for violation of any federal, state or local law or regulation prohibiting discrimination, harassment or retaliation of any kind; (7) breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, misrepresentation, defamation, trespass, conversion, interference with prospective economic advantage, and invasion of privacy; and (8) that certain Participation Agreement, executed June 12, 2023 by and between WM Tech and Employee; (9) any other established and/or existing Company or executive bonus programs and (10) any Claim for attorneys’ fees, costs or expenses.  The foregoing general release does not apply to any Claim that cannot be released as a matter of law, as well as those obligations set forth in that certain Indemnification Agreement, dated December 5, 2022, by and between WM Tech and Employee.  Nothing in this Post Separation Release prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency.
Employee agrees that the release provided by this Post Separation Release applies to any Claims brought by any person or agency on behalf of Employee or any class action, representative action or collective action pursuant to which Employee may have any right or benefit.  Employee agrees not to participate in any class action, representative action or collective action that may include or encompass any of the Claims released by this Post Separation Release.  With respect to any Claims released by this Post Separation Release, Employee further agrees not to accept any recovery or benefit that may be obtained on Employee’s behalf by any other person or agency or in any class action, representative action or collective action, and does hereby assign any such recovery or benefit to the Company.  In addition, Employee agrees that in the event Employee receives any notice from any claims administrator, attorney, law firm or other person purporting to represent Employee or any class or group which includes Employee, and such notice references any lawsuit or threatened lawsuit against the Company or any of the Releasees that encompasses any of the Claims released by this Post Separation Release, Employee will promptly notify such claims administrator, attorney, law firm, or other person that Employee does not wish to participate in and specifically “opts out” of any class action, representative action or collective action against the Company or any of the Releasees. Finally, by signing this Post Separation Release, Employee acknowledges and agrees that with respect to any Claims released by this Post Separation Release, Employee is not an “aggrieved employee,” as that term is defined by PAGA.

5.Release of All Unknown Claims. The general release above is intended to be a full and final release covering all unsuspected, unknown, undisclosed and unanticipated Claims which may have arisen, or may arise, from any act or omission up to and including the date Employee signs this Post Separation Release, and which arise out of or are related, directly or indirectly, to the dealings between the Parties or any matters described in this Post Separation Release. Employee, and on behalf of anyone or any entity claiming through Employee, each waive any and all rights or benefits which they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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Notwithstanding the provision of Section 1542, and for the purpose of implementing a full and complete release and discharge, Employee expressly acknowledges that the general release above is intended to include and does include in its effect, without limitation, all Claims which Employee does not know or suspect to exist in Employee’s favor against any of the Releasees up to and including the date Employee signs this Post Separation Release and that the release in this Post Separation Release expressly contemplates the extinguishment of all such Claims.

6.Covenant Not to Sue. Employee has not and will not directly or indirectly institute any legal action against the Releasees based upon, arising out of, or relating to any Claims released in this Post Separation Release. Employee has not and will not directly or indirectly encourage and/or solicit any third party to institute any legal action against the Releasees.

/s/ Duncan Grazier
Duncan Grazier

Dated: Nov 02, 2024

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